RELEASE AND INDEMNIFICATION


          THIS RELEASE AND INDEMNIFICATION is made as of the ___ day of June, 1994, by PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), and EAST RIDGE DELVEOPMENT COMPANY, a Utah limited partnership ("Partnership"), to CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("Indemnitee").

                       R E C I T A L S :

          A. Seller and Buyer are parties to that certain Partnership Interest Purchase Agreement (together with all amendments thereto, the "Agreement"), dated effective as of June __, 1995, pursuant to which, subject to the terms and conditions therein set forth, among other things Seller agrees to sell to Buyer all of Seller's interest in the Partnership.

          B. The Agreement requires the delivery of this Release and Indemnification.

          C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          NOW THEREFORE, pursuant to the Agreement, Seller and the Partnership (as it is constituted after the Closing Date) do hereby jointly and severally covenant and agree:

          1. That they shall jointly and severally hold harmless, indemnify and defend Seller from and against all claims, rights, demands, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) of any kind or nature arising from and after the Closing Date and related to the Partnership Agreement, the Partnership, the Business Property or any of the Collateral Agreements, and that Buyer and the Partnership hereby jointly and severally release Seller from all such matters.

          2. All covenants, obligations and agreements contained in this Release and Indemnification shall survive the closing under the Agreement and the transfer and conveyance of the Acquired Partnership Interest thereunder and any and all performances thereunder.

          IN WITNESS WHEREOF, the undersigned have executed this Release and Indemnification as of the day and year first above written.


                    PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a Maryland limited partnership

                    By:  JP REALTY, INC.,
                         a Maryland corporation
                         General Partner


                         By:  ___________________________________
                              Name:  ____________________________
                              Title: ____________________________
                                                        "Buyer"

                    EAST RIDGE DEVELOPMENT COMPANY,
                    a Utah limited partnership

                    By:  PRICE DEVELOPMENT COMPANY, LIMITED
                         PARTNERSHIP,
                         a Maryland limited partnership,
                         General Partner

                         By:  JP REALTY, INC.,
                              a Maryland corporation
                              General Partner

                         By:  ___________________________________
                              Name:  ____________________________
                              Title: ____________________________
                                                  "Partnership"